EXHIBIT 10.74
                           LOAN AND SECURITY AGREEMENT

         This LOAN AND SECURITY AGREEMENT is dated as of January 29, 1998 and entered into among GREENMAN TECHNOLOGIES OF MINNESOTA, INC. ("GTM"), a Minnesota corporation with its principal place of business at 12498 Wyoming Ave., Savage, Minnesota 55378, GREENMAN TECHNOLOGIES OF GEORGIA, INC. ("GTG"), a Georgia corporation with its principal place of business at 138 Sherrel Ave., Jackson, Georgia 30233 (collectively referred to herein as "Borrowers") and HELLER FINANCIAL, INC. a Delaware corporation, with offices at 500 West Monroe Street, Chicago, Illinois 60661 ("Lender"),.

         The parties agree as follows:

                             SECTION 1. DEFINITIONS

         1.1 Certain Defined Terms. The following terms used in this Agreement shall have the following meanings:

         "Accounts" means all "accounts" (as defined in the UCC), accounts receivable, contract rights and general intangibles relating thereto, notes, drafts and other forms of obligations owed to or owned by either or both of the Borrowers arising or resulting from the sale of goods or the rendering of services, whether or not earned by performance.

         "Affiliate" means any Person directly or indirectly controlling, controlled by, or under common control with either or both Borrowers or which has an officer who is also an officer of either or both Borrowers.

         "Agreement" means this Loan and Security Agreement as it may be amended, restated, supplemented or otherwise modified from time to time.

         "Base Rate" means a variable rate of interest per annum equal to the higher of (a) the rate of interest from time to time published by the Board of Governors of the Federal Reserve System as the "Bank Prime Loan" rate in Federal Reserve Statistical Release H.15(519) entitled "Selected Interest Rates" or any successor publication of the Federal Reserve System reporting the Bank Prime Loan rate or its equivalent, or (b) the Federal Funds Effective Rate. In the event the Board of Governors of the Federal Reserve System ceases to publish a Bank Prime Loan rate or its equivalent, the term "Base Rate" shall mean a variable rate of interest per annum equal to the highest of the "prime rate", "reference rate", "base rate", or other similar rate announced from time to time by any of the three largest banks located in New York City, New York (with the understanding that any such rate may merely be a reference rate and may not necessarily represent the lowest or best rate actually charged to any customer by any such bank).

         "Borrowers' Accountants"  means  the  independent   certified  public
accountants selected by either or both Borrowers and reasonably acceptable to Lender, which selection shall not be modified during the term of this Agreement without Lender's prior written consent, which consent shall not be unreasonably withheld.

         "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of Minnesota, Illinois or Pennsylvania, or is a day on which banking institutions located in any such state are closed.

         "Collateral" means, collectively, all of the property described in Sections 2.9 and 2.10 hereof which is subject to the security interests granted to Lender by either or both of Borrowers.

         "Default" means a condition, act or event that, after notice or lapse of time or both, would constitute an Event of Default if that condition, act or event were not cured or removed within any applicable grace or cure period or waived in writing by Lender.

         "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of any Loan Party or any ERISA Affiliate or (b) has at any time within the preceding six (6) years been maintained for the employees of any Loan Party or any current or former ERISA Affiliate.

         "Environmental  Claims"  means  claims,  liabilities,   investigations,
litigation,   administrative  proceedings,   judgments  or  orders  relating  to
Hazardous Materials.

         "Environmental Laws" means any present or future federal, state or local law, rule, regulation or order relating to pollution, waste, disposal or the protection of human health or safety, plant life or animal life, natural resources or the environment.

         "Equipment" means all "equipment" (as defined in the UCC), including, without limitation, all furniture, furnishings, fixtures, machinery, motor vehicles, trucks, trailers, vessels, aircraft and rolling stock and all parts thereof and all additions and accessions thereto and replacements therefor.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

         "ERISA Affiliate", as applied to any Loan Party, means any Person who is a member of a group which is under common control with any Loan Party, who together with any Loan Party is treated as a single employer within the meaning of Section 414(b) and (c) of the IRC.

         "Excess Cash Flow" means, for any period and for each Borrower, the greater of (A) zero (0); or (B) without duplication, the total of the following for each of the Borrowers and their Subsidiaries on a consolidated basis, each calculated for such period: (l) EBITDA; plus (2) tax refunds actually received; less (3) Capital Expenditures (to the extent actually made in cash and/or due to be made in cash within such period but in no event more than the amount permitted by subsection 6.5 hereof); less (4) income and franchise taxes paid or accrued excluding any provision for deferred taxes included in the determination of net income; less (5) decreases in deferred income taxes resulting from payments of deferred taxes accrued in prior periods; less (6) Interest Expenses paid or accrued; less (7) scheduled amortization of Indebtedness actually paid in cash and/or due to be paid in cash within such period and permitted under
Section 7.5; less (8) voluntary prepayments and mandatory prepayments made under subsection 2.6 (B), but only to the extent that the transaction that precipitated the mandatory prepayment increased EBITDA. Excess Cash Flow is calculated separately for GTM and GTG.

         "Federal Funds Effective Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the immediately following Business Day by the Board of Governors of the Federal Reserve System as the Federal Funds Rate in Federal Reserve Statistical Release H.15(519) entitled "Selected Interest Rates" or any successor publication of the Federal Reserve System reporting the Federal Funds Effective Rate or its equivalent or, if such rate is not published for any Business Day, the average of the quotations for the day of the requested Loan received by Lender from three Federal funds brokers of recognized standing selected by Lender.

         "Hazardous Material" means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any Environmental Laws or regulations as "hazardous substances", "hazardous materials", "hazardous wastes", "toxic substances" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, or toxicity; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; and (d) asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls.

         "Intellectual Property" means all present and future designs, patents, patent rights and applications therefor, trademarks and registrations or applications therefor, trade names, inventions, copyrights and all applications and registrations therefor, software or computer programs, license rights, trade secrets, methods, processes, know-how, drawings, specifications, descriptions, and all memoranda, notes and records with respect to any research and development, whether now owned or hereafter acquired, all goodwill associated with any of the foregoing, and proceeds of all of the foregoing, including, without limitation, proceeds of insurance policies thereon.

         "IRC" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

         "Loan" or "Loans" means an advance or advances under the Revolving Loan, the Term Loan or under any Note.

         "Loan Documents" means this Agreement, all Notes, all guaranties, all mortgages and deeds of trust, all subordination agreements or intercreditor agreements, and all other instruments, documents, notes and agreements executed by or on behalf of either or both Borrowers or any guarantor and delivered concurrently herewith or at any time hereafter to or for Lender in connection with the Loans and other transactions contemplated by this Agreement, all as amended, restated, supplemented or modified from time to time.

         "Loan Party" means Borrowers and any other Person, other than Lender, which is or becomes a Party to any Loan Document.

         "Loan Year" means each period of twelve (12) consecutive months commencing on the closing date and on each anniversary thereof.

         "Material Adverse Effect" means a material adverse effect upon (a) the business, operations, prospects, properties, assets or condition (financial or otherwise) of any Loan Party or (b) the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party or of Lender to enforce its security interests or collect any of the Obligations.

         "Notes" mean all Promissory Notes made by either or both Borrowers to the order of Lender concurrently herewith or at any time hereafter.

         "Obligations" means all obligations, liabilities and indebtedness of every nature of either or both Borrowers from time to time owed to Lender whether under the Loan Documents or otherwise, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable including, without limitation, all interest, fees, cost and expenses accrued or incurred after the filing of any petition under any bankruptcy or insolvency law.

         "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

         "Real Property" means the parcels of real property identified in Schedule l.1 to this Agreement.

         "Revolving Loan" means the outstanding balance of all Revolving Advances (defined in 2.1 hereof), and it includes any amounts added to the principal balance of the Revolving Loan pursuant to this Agreement.

         "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any Loan Party or Loan Parties or one or more of the other Subsidiaries of any Loan Party or a combination thereof.

         "Term Loan" means the aggregate, outstanding balance of the Term Loans (defined in 2.2 hereof), and it includes any amounts added to the principal balance of the Term Loan pursuant to this Agreement.

         "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of Illinois, as amended from time to time, and any successor statute.

         1.2 Accounting Terms. For purposes of this Agreement, all accounting terms (including, for example, "EBITDA", "Capital Expenditures" and "Interest Expense") not otherwise defined herein shall have the meanings assigned to such terms in conformity with generally accepted accounting principles ("GAAP"). When used herein, the term "financial statements" shall include the notes and schedules thereto. Financial statements furnished to Lender shall be prepared in accordance with GAAP (as in effect at the time of such preparation) on a consistent basis.

                         SECTION 2. LOANS AND COLLATERAL

         2.1 Revolving Loan. Upon either or both Borrowers' request made at any time during the term of this Agreement, Lender may, in its sole and absolute discretion, make advances to Borrowers ("Revolving Advances") in an aggregate amount up to the lesser of (A) 85% of the aggregate (for both Borrowers combined), outstanding amount of Eligible Accounts; or (B) $1,700,000.00 (the "Maximum Revolving Loan Amount").

         (A) Eligible Collateral.

         "Eligible Accounts" means, as at any date of determination, the aggregate of all Accounts that Lender, in its sole judgment, deems to be eligible for borrowing purposes. Without limiting the generality of the foregoing, unless otherwise agreed by Lender, the following Accounts are not Eligible Accounts:

                  (1) Accounts which remain unpaid for more than 60 days after the due date specified in the original invoice or for more than 90 days after invoice date if no due date was specified, provided, however, that until March 31, 1998, Accounts due to GTG from municipalities which remain unpaid for 90 days or less after the due date specified in the original invoice or 120 days or less after invoice date if no due date was specified may be Eligible Accounts;

                  (2) Accounts due from any account debtor if more than 50% of the aggregate amount of Accounts of such account debtor have at the time remained unpaid for more than 60 days after due date or 90 days after invoice date if no due date was specified, provided, however, that until March 31, 1998, for Accounts due to GTG from municipalities, more than 50% of such Accounts may remain unpaid for 90 days or less after the due date specified in the original invoice or 120 days or less after invoice date if no due date was specified and still be Eligible Accounts;

                  (3) Accounts with respect to which either Borrower is or may become liable to the account debtor for goods sold or services rendered by the account debtor to such Borrower and Accounts which are otherwise eligible with respect to which the account debtor is owed a credit by such Borrower, but only to the extent of such credit;

                  (4) Accounts due from an account debtor whose principal place of business is located outside the United States of America, unless such Account is backed by a letter of credit in form and substance and issued by a bank acceptable to Lender;

                  (5) Accounts due from an account debtor which Lender has determined does not have a satisfactory credit standing;

                  (6) Accounts with respect to which the account debtor is the United States of America, unless the affected Borrower has, with respect to such accounts, complied with the Federal Assignment of Claims Act of 1940 as amended (31 U.S.C. Section 3727 et seq.), any state or any municipality, or any department, agency or instrumentality thereof;

                  (7) Accounts with respect to which the account debtor is an Affiliate of either or both Borrowers or a director, officer, agent, stockholder or employee of either or both Borrowers or any of their Affiliates;

                  (8) Accounts with respect to which there is any unresolved dispute with the respective account debtor;

                  (9) Accounts with respect to which Lender does not have a valid first priority and fully perfected security interest or Accounts that are subject to any claim, lien, security interest or encumbrance, except those in favor of Lender;

                  (10) Accounts with respect to which the account debtor is the subject of any bankruptcy or other insolvency proceeding;

                  (11) Accounts due from an account debtor to the extent that such Accounts exceed in the aggregate an amount equal to 20% of the aggregate of all Accounts at said date for either or both Borrowers;

                  (12) Accounts with respect to which the account debtor's obligation to pay is conditional or subject to a repurchase obligation or right to return or with respect to which the goods or services giving rise to such Account have not been delivered (or performed, as applicable) and accepted by such account debtor, including progress billings, bill and hold sales, guarantied sales, sale or return transactions, sales on approval or consignment sales;

                  (13) Accounts with respect to which the account debtor is located in New Jersey or Minnesota, or any other state denying creditors access to its courts in the absence of a Notice of Business Activities Report or other similar filing, unless the affected Borrower has either qualified as a foreign corporation authorized to transact business in such state or has filed a Notice of Business Activities Report or similar filing with the applicable state agency for the then current year;

              (B) Borrowing Mechanics. On any day when either or both Borrowers desire a Revolving Advance, either Borrower shall give Lender telephonic notice of the proposed borrowing by 11:00 a.m. Central time. While either Borrower may give notice as set forth in this subsection, any notice received pursuant hereto shall be automatically deemed to be notice given jointly by both Borrowers. Any such telephonic notice shall be confirmed in writing on the same day. Lender shall not incur any liability to Borrowers for acting upon any telephonic notice Lender believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Borrowers or for otherwise acting in good faith. Lender will not make any Revolving Advance pursuant to any telephonic notice unless Lender has also received the most recent Borrowing Base Certificate and all other documents required pursuant to the Reporting Addendum by 11:00 a.m. Central time. Each Revolving Advance shall be deposited by wire transfer in immediately available funds in such account as Borrowers may from time to time designate to Lender in writing, such deposits to be made on the same business day if the request is received and the requirements are satisfied by 11:00 a.m. Central time. Requests received after 11:00 a.m. Central time shall be funded the next business day.

              (C) Notes. Borrowers shall execute and deliver to Lender such Notes as Lender may request in its sole discretion to evidence the Obligations relating to the Revolving Loan.

              (D) Principal Payments. Borrowers shall make principal payments consistent with the terms and conditions of this Agreement.

         2.2 Term Loan. Subject to the terms and conditions of this Agreement and in reliance on the representations and warranties of Borrowers, Lender agrees to lend to Borrowers an amount equal to no more than $3,300,000.00 in the aggregate (the "Term Loans") as follows:

              (A) Equipment Term Loan. Lender agrees to lend to Borrowers a Term Loan in an amount equal to the lesser of (I) 80% of the aggregate (for both Borrowers combined), forced liquidation value of Borrowers' Equipment; or (2) $1,900,000.00; and

              (B) Real Property Term Loan. Lender agrees to lend to Borrowers a Term Loan in an amount equal to the lesser of (1) 50% of the aggregate fair market value of the either or both Borrowers' interest in the Real Property; or
(2) $1,400,000.00.

              (C) Borrowing Mechanics. The Term Loans shall be funded in one or two drawings as soon as practicable after the execution and delivery of the Loan Documents. Amounts borrowed under this Section 2.2 and repaid may not be reborrowed.

              (D) Notes. Borrowers shall execute and deliver to Lender such Notes as Lender may request in its sole discretion to evidence the Obligations relating to the Term Loan.

              (E) Principal Payments. Borrowers shall make principal payments over a thirty-six month term based on a sixty month amortization schedule, with all outstanding amounts due on the Term Loan due and payable as the thirty-sixth installment. The first installment is due on the 1st day of March, 1998, and each subsequent payment is due on that day of each subsequent month.

          2.3  Interest.

              (A) Rate of Interest. Except where specified to the contrary in any Note or in any other Loan Document, the Loans and all other Obligations shall bear interest from the date such Loans are made or such other

Obligations become due to the date paid at a rate per annum equal to the Base Rate plus 1.5% for the Revolving Loan and Base Rate plus 1.75% for the Term Loan (the "Interest Rate"). After the occurrence and during the continuance of an Event of Default, the Loans and all other Obligations shall, at the option of Lender, bear interest at a rate per annum equal to 3.0% plus the Interest Rate (the "Default Rate").

              (B) Computation and Payment of Interest. Interest on the Loans and all other Obligations shall be computed on the daily principal balance on the basis of a 360 day year for the actual number of days elapsed in the period during which it accrues and shall be payable to Lender monthly in arrears on the first day of each month, on the date of any prepayment of Loans, and at maturity, whether by acceleration or otherwise.

              (C) Interest Laws. Notwithstanding any provision to the contrary contained in this Agreement or any other Loan Document, Borrowers shall not be required to pay, and Lender shall not be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by applicable law ("Excess Interest"). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Agreement or in any other Loan Document, then in such event: (I) the provisions of this subsection shall govern and control; (2) neither Borrowers nor any other Loan Party shall be obligated to pay any Excess Interest; (3) any Excess Interest that Lender may have received hereunder shall be, at Lender's option, (a) applied as a credit against the outstanding principal balance of the Obligations or accrued and unpaid interest (not to exceed the maximum amount permitted by law), (b) refunded to the payor thereof, or (c) any combination of the foregoing; (4) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "Maximum Rate"), and this Agreement and the other Loan Documents shall be deemed to have been and shall be, reformed and modified to reflect such reduction; and (5) neither Borrowers nor any Loan Party shall have any action against Lender for any damages arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Obligations shall remain at the Maximum Rate until Lender shall have received the amount of interest which Lender would have received during such period on such Obligations had the rate of interest not been limited to the Maximum Rate during such period.

          2.4  Fees.

              (A) Closing Fee. Borrowers shall pay to Lender on the closing date, a closing fee in the amount of $50,000.00, which fee shall be fully earned, due and payable upon the execution and delivery of this Agreement.

              (B) Unused Line Fee. Borrowers shall pay to Lender, a fee in an amount equal to 0.50% per annum multiplied by the amount equal to $1,700,000.00 less the sum of the average daily balance of the Revolving Loan during the preceding month, such fee to be calculated on the basis of a 360 day year for the actual number of days elapsed and to be payable monthly in arrears on the first day of each month following the closing date during the term of this Agreement, including all Renewal Terms.

              (C) Examination Fee. Borrowers shall pay to Lender an examination fee for each examination equal to $650.00 per examiner per day or any portion thereof together with out-of-pocket expenses.

              (D) Collateral Management Fee. Borrowers shall pay to Lender a collateral management fee in the amount of $2,000 per month for each month during the Term of this Agreement.

              (E) Other Fees and Expenses. Borrowers shall pay to Lender, all charges for returned items and all other bank charges incurred by Lender, as well as Lender's standard wire transfer charges for each wire transfer made under this Agreement.

          2.5 Borrowers' Joint and Several Liability. Borrowers are jointly and severally liable to Lender for each and every Obligation, including, but not limited to payment of the Revolving Loan, Term Loan, interest and all fees due hereunder.

          2.6  Payments and Prepayments.

              (A) Manner and Time of Payment. Borrowers hereby authorizes Lender, in its sole discretion, to charge interest and other amounts payable hereunder to the Revolving Loan, all as set forth on Lender's books and records. If Lender elects to bill either or both Borrowers for any amount due hereunder, such amount shall be immediately due and payable with interest thereon as provided herein. All payments made by either or both Borrowers with respect to the Obligations shall be made without deduction, defense, setoff or counterclaim. All payments to Lender hereunder shall, unless otherwise directed by Lender, be made by wire transfer to Lender's account, ABA No. 0710-0001-3, Account No. 5590116 at The First National Bank of Chicago, One First National Plaza, Chicago, IL 60670, Reference: Heller Commercial Funding for the joint benefit of Greenman Technologies of Minnesota, Inc. and Greenman Technologies of Georgia, Inc. Proceeds remitted to Lender shall be credited to the Obligations on the same Business Day such proceeds were received; provided however, for the purpose of calculating interest on the Obligations, such funds shall be deemed received on the first Business Day thereafter.

              (B) Mandatory Prepayments. At any time that the Revolving Loan exceeds the Maximum Revolving Loan Amount, Borrowers shall, immediately repay the Revolving Loan to the extent necessary to reduce the principal balance to an amount equal to or less than the Maximum Revolving Loan Amount.

              (C) Voluntary Prepayments and Repayments. The Obligations may only be prepaid or repaid in full and not in part (other than prepayments of the Revolving Loan which do not terminate this Agreement or prepayments permitted under any Note). Borrowers may, at any time upon not less than three Business Days' prior notice to Lender, prepay the Obligations and terminate this Agreement. If Borrowers voluntarily prepay the Obligations in full or in part (other than prepayments of the Revolving Loan which do not terminate this

Agreement),  Borrowers,  at the time of  prepayment,  shall  pay to  Lender,  as compensation for the costs of being prepared to make funds available to Borrowers under this Agreement, and not as a penalty, an amount determined by multiplying the applicable percentage set forth below by $5,000,000.00, 3.0% upon a prepayment during the first Loan Year; 2.0% upon a prepayment during the second Loan Year; and 1.0% upon a prepayment during the third Loan Year, and during any Renewal Term (as defined below).

              (D) Payments on Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest or fees due hereunder.

         2.7 Term of this Agreement. This Agreement shall be effective until January 28, 2001 (the "Original Term") and shall automatically renew from year to year thereafter (each such year a "Renewal Term") unless terminated by Borrowers giving to Lender or Lender giving to either of Borrowers not less than 60 days prior written notice of its intention to terminate at the end of the Original Term or at the end of any Renewal Term (the "Termination Date"). Upon termination (whether on the Termination Date or otherwise) all Obligations shall become immediately due and payable without notice or demand. Notwithstanding any termination, until all Obligations have been fully paid and satisfied, Lender shall be entitled to retain security interests in and liens upon all Collateral, and even after payment of all Obligations hereunder, certain of Lender's and Borrower's agreements and obligations shall survive such terminations as set forth in subsection 8.6. Notwithstanding anything to the contrary contained in this subsection, renewal pursuant hereto is only effective as to the Revolving Loan.

         2.8 Statements. Lender shall render a monthly statement of account to each of the Borrowers within twenty (20) days after the end of each month with a copy to Greenman Technologies, Inc., 7 Kimball Lane, Building A, Lynnfield, MA 01940, Attention Charles E. Coppa. Such statement of account shall constitute an account stated and Borrowers shall have fully and irrevocably waived all objections to such statements and the contents thereof unless both Borrowers make written objection thereto within thirty (30) days from the date such statement is mailed to either of the Borrowers.

         2.9  Grant  of  Security  Interest-GTM.   To  secure  the  payment  and
performance of the Obligations, GTM hereby grants to Lender a continuing security interest, lien and mortgage in and to all right, title and interest of GTM in all personal and real property of GTM whether now owned or existing or hereafter acquired or arising and regardless of where located including, without limitation: (A) Accounts, and all guaranties and security therefor, and all goods and rights represented thereby or arising therefrom including the rights of stoppage in transit, replevin and reclamation; (B) general intangibles (as defined in the UCC); (C) documents (as defined in the UCC) or other receipts covering, evidencing or representing goods; (D) instruments (as defined in the
UCC); (E) chattel paper (as defined in the UCC); (F) Equipment; (G) investment property (as defined in the UCC) including, without limitation, all securities (certificated and uncertificated), security accounts, securities entitlements, commodity contracts and commodity accounts; (H) Intellectual Property; (I) all deposit accounts of GTM maintained with any bank or financial institution; (J) all cash and other monies and property of GTM in the possession or under the control of Lender or any lender participant in any of the Loans; (K) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the property described above or are otherwise necessary or helpful in the collection thereof or realization thereon; (L) the Real Property; and (M) proceeds, rents, profits, products and offspring of all or any of the property described above, including, without limitation, the proceeds of any insurance policies covering any of the above described property.

          2.10 Grant of Security Interest-GTG. To secure the payment and performance of the Obligations, GTG hereby grants to Lender a continuing security interest, lien and mortgage in and to all right, title and interest of GTG in all personal and real property of GTG whether now owned or existing or hereafter acquired or arising and regardless of where located including, without limitation: (A) Accounts, and all guaranties and security therefor, and all goods and rights represented thereby or arising therefrom including the rights of stoppage in transit, replevin and reclamation; (B) general intangibles (as defined in the UCC); (C) documents (as defined in the UCC) or other receipts covering, evidencing or representing goods; (D) instruments (as defined in the UCC); (E) chattel paper (as defined in the UCC); (F) Equipment; (G) investment property (as defined in the UCC) including, without limitation, all securities (certificated and uncertificated), security accounts, securities entitlements, commodity contracts and commodity accounts; (H) Intellectual Property; (I) all deposit accounts of GTG maintained with any bank or financial institution; (J) all cash and other monies and property of GTG in the possession or under the control of Lender or any lender participant in any of the Loans; (K) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the property described above or are otherwise necessary or helpful in the collection thereof or realization thereon; (L) the Real Property; and (M) proceeds, rents, profits, products and offspring of all or any of the property described above, including, without limitation, the proceeds of any insurance policies covering any of the above described property.

                         SECTION 3. CONDITIONS TO LOANS

         The making of Loans by Lender on the closing date and on each funding date of a Revolving Advance are each subject to satisfaction of all of the conditions, agreements and covenants set forth in this Agreement and all of the conditions set forth in the Conditions Rider, attached hereto.

                SECTION 4. BORROWERS' REPRESENTATIONS, WARRANTIES
                              AND CERTAIN COVENANTS

         To induce Lender to enter into the Loan Documents, and to make and to continue to make Loans and/or provide other financial accommodations to or on behalf of Borrowers, Borrowers both individually and jointly represent, warrant and covenant (as applicable) to Lender that the following statements are and will be true, correct and complete and shall remain so for so long as this Agreement shall be in effect and until payment in full of all Obligations.

         4.1 Due Incorporation, Oualification and Authorization. Borrowers are both duly organized and existing and in good standing under the laws of their respective states of incorporation and are qualified and licensed to conduct business in all States where such qualifications or licensing is required; the execution, delivery and performance of this Agreement and the Loan Documents have been duly authorized and are not in contravention of any applicable law, Borrowers' corporate charters or by-laws or any other formation documents or any agreements or orders by which Borrowers are bound; neither of Borrowers are, to the best of Borrowers' knowledge, in violation of any law, ordinance, rule, regulation, order or other requirement of any government or any instrumentality or agency thereof.

         4.2 Financial Condition. All financial statements concerning Borrowers and all Subsidiaries which have been or may hereafter be furnished by Borrowers and such Subsidiaries to Lender have been or will be prepared in accordance with GAAP consistently applied throughout the periods involved and do or will present fairly both financial condition of Borrowers and such Subsidiaries as at the dates thereof and the results of its operations for the periods then ended.

         4.3 Account Warranties and Covenants. As to each Account that, at the time of its creation, the Account is a valid, bona fide account, representing an undisputed indebtedness incurred by the named account debtor for goods actually sold and delivered or for services completely rendered; there are no rights of cancellation, setoffs, offsets or counterclaims, genuine or otherwise, against the Account; the Account does not represent a sale to an Affiliate or a consignment, sale or return or a bill and hold transaction; no agreement exists permitting any return, deduction or discount (other than the discount stated on the invoice); either GTM or GTG are the lawful owner of the Account and has the right to assign the same to Lender; the Account is free of all security interests, liens, claims and encumbrances other than those in favor of Lender, and the Account is due and payable in accordance with its terms. No credits or allowances will be issued, granted or allowed by either Borrower to account debtors and no returns will be accepted without Lender's prior written consent; provided however, until the earlier of (i) the occurrence of a Default or Event of Default or (ii) such time as Lender notifies Borrowers to the contrary, Borrowers may presume consent. Borrowers will immediately notify Lender in the event that an account debtor alleges any dispute or claim with respect to an Account or of any other circumstances known to either or both Borrowers that may impair the validity or collectibility of an Account. Lender shall have the right, at any time or times hereafter, to verify the validity, amount or any other matter relating to an Account, by mail, telephone or in person. After the occurrence of a Default or an Event of Default, neither Borrower may, without the prior consent of Lender, adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

         4.4 Names and Locations. Borrowers currently conduct business or during the past five years conducted business under the following names, trade names, fictitious names and business names. The location of Borrowers' principal places of business, the locations of Borrowers' books and records, the locations of all other offices of Borrowers and all Collateral locations are as set forth below:

                                    Locations


  Principal Place of Business:        Greenman Technologies, Inc.
                                      7 Kimball Lane, Building A
                                      Lynnfield, MA  01940

  Books and Records:                  Same as principal place of business

  Other:                              Greenman Technologies of Minnesota, Inc.
                                      12498 Wyoming Ave.
                                      Savage, MN  55378

                                      Greenman Technologies of Georgia, Inc.
                                      138 Sherrel Ave.
                                      Jackson, GA  30233


                                      Tradenames

  Previous Names:                     BFI Tire Recyclers of Minnesota, Inc.
                                      BFI Tire Recyclers of Georgia, Inc.

Such locations are Borrowers' sole locations for their business and the Collateral. Borrowers and each Subsidiary will give Lender at least 30 days advance written notice of: (a) any change of name or of any new trade name or fictitious business name, (b) any change of principal place of business, (c) any change in the location of such party's books and records or the Collateral, or
(d) any new location for such Person's books and records or the Collateral.

         4.5 Title; Liens; Operation of Business. Borrowers have and will continue to have good, marketable and legal title to the Collateral, free and clear of all liens, claims, security interests or encumbrances, except for the security interests granted to Lender by Borrowers, those disclosed in writing by either or both Borrowers to Lender as of the closing date (including the security interest granted by Borrowers to affiliates of Browning-Ferris Industries which security interests will be discharged with the proceeds of the Loans) and any security interest which either or both Borrowers have disclosed in writing to Lender and to which Lender has given its written consent prior to being granted by either or both Borrowers. Borrowers maintain and shall continue to maintain complete and accurate records with respect to all of their assets. Borrowers maintain and shall continue to maintain all licenses, permits, franchises, approvals and consents as are required in the conduct of their business and the ownership and operation of their properties.

          4.6 Litigation; Adverse Facts. There are no judgments outstanding against or affecting Borrowers, their officers, directors or Affiliates or any of either or both Borrowers' property and there are no actions, charges, claims, demands, suits, proceedings, or governmental investigations now pending or threatened against either or both Borrowers or any of either or both Borrowers' property.

         4.7 Payment of Taxes. All material tax returns and reports of Borrowers and each Subsidiary required to be filed by any of them have been timely filed and are complete and accurate in all material respects. All taxes, assessments, fees and other governmental charges which are due and payable by Borrowers and each Subsidiary have been paid when due. Borrowers will make timely payment or deposit of all F.I.C.A. payments and withholding taxes and will, upon request, furnish Lender with proof satisfactory to Lender that Borrowers have made such required payments or deposits. As of the closing date, none of the income tax returns of Borrowers or any Subsidiaries are under audit. No tax liens have been filed against Borrowers or any Subsidiaries. The charges, accruals and reserves on the books of Borrowers and each Subsidiary in respect of any taxes or other governmental charges are in accordance with GAAP. GTM's federal tax identification number is 47-18779940. GTG's federal tax identification number is 58-2324483.

         4.8 Employee Benefit Plans. Borrowers, each Subsidiary and each ERISA Affiliate is in compliance, and will continue to remain in compliance, in all material respects with all applicable provisions of ERISA, the IRC and all other applicable laws and the regulations and interpretations thereof with respect to all Employee Benefit Plans. No material liability has been incurred by either Borrower, any Subsidiaries or any ERISA Affiliates which remains unsatisfied for any funding obligation, taxes or penalties with respect to any Employee Benefit Plan. Neither Borrower nor any Subsidiaries shall establish any new Employee Benefit Plan or amend any existing Employee Benefit Plan if the liability or increased liability resulting from such establishment or amendment shall have a Material Adverse Effect.

         4.9 Environmental Compliance. Each Loan Party has been, is currently, and will continue to remain in compliance with all applicable Environmental Laws. There are no claims, liabilities, liens, investigations, litigation, administrative proceedings, whether pending or threatened, or judgments or orders relating to any Hazardous Materials asserted or threatened against any Loan Party or relating to any real property currently or formerly owned, leased or operated by any Loan Party.

         4.10 Ability to Pay Debts. Borrowers are now and shall be at all times hereafter able to pay each of their joint and individual debts as they become due and shall have sufficient capital to enable them to operate their businesses.

         4.11 Disclosure. There is no event that has occurred nor any fact known by either or both Borrowers but not furnished to Lender, which will have or reasonably be expected to have a Material Adverse Effect.

         4.12 Insurance. Borrowers maintain, and will continue to maintain adequate insurance policies for public liability, property damage for their business and properties, product liability, and business interruption with respect to their business and properties against loss or damage of the kinds customarily carried or maintained by corporations of established reputation engaged in similar businesses and in amounts acceptable to Lender. Borrowers shall cause Lender to be named as loss payee on all insurance policies relating to any Collateral and shall cause Lender to be named as additional insured under all liability policies, in each case pursuant to appropriate endorsements in form and substance satisfactory to Lender and shall collaterally assign to Lender as security for the payment of the Obligations all business interruption insurance of Borrowers. No notice of cancellation has been received with respect to such policies and Borrowers are in compliance with all conditions contained in such policies. Borrowers shall apply any proceeds received from any policies of insurance relating to any Collateral to the Obligations. In the event either Borrower fails to provide Lender with evidence of the insurance coverage required by or this Agreement, Lender may, but is not required to, purchase insurance at Borrowers' expense to protect Lender's interests in the Collateral. This insurance may, but need not, protect Borrowers' interests. The coverage purchased by Lender may not pay any claim made by Borrowers or any claim that is made against Borrowers in connection with the Collateral. Borrowers may later cancel any insurance purchased by Lender, but only after providing Lender with evidence that Borrowers have obtained insurance as required by this Agreement. If Lender purchases insurance for the Collateral, Borrowers will be responsible for the costs of that insurance, including interest and other charges imposed by Lender in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Obligations. The costs of the insurance may be more than the cost of insurance that Borrowers are able to obtain on their own.

          4.13 Accounting Methods; Access to Accountants. Subject to the Conditions Rider attached hereto, Borrowers shall maintain their current methods of accounting, as of the closing date, without modification. Borrowers authorize Lender to discuss the financial condition and financial statements of Borrowers with the affected Borrower's Accountants, and authorize such Accountants to respond to all of Lender's inquiries, and Borrowers hereby waives the right to assert a confidential relationship, if any, that either of them may have with such Accountants in connection with any information requested by Lender pursuant to or in accordance with this Agreement.

         4.14 Inspection. Lender shall have the right at any time during normal business hours to visit and inspect any of the properties of Borrowers or any Subsidiaries, and, in conjunction with such inspection, to make copies and take extracts from any of their books and records therefrom.

          4.15 Collection of Accounts. Upon the occurrence of a Default or an Event of Default, Lender may, at any time, with or without notice to either Borrower, notify all account debtors of both Borrowers that the Accounts have been assigned to Lender, and that Lender has a security interest in same; collect the Accounts directly, and add the collection costs and expenses to Borrowers' loan account. Unless and until Lender collects the Accounts directly or gives either or both Borrowers written instructions, Borrowers shall collect all Accounts for Lender, receive, as the sole and exclusive property of Lender all payments thereon as Lender's trustee and immediately deliver said payments to Lender in their original form as received from the account debtor.

     SECTION 5. REPORTING AND OTHER AFFIRMATIVE COVENANTS

         Borrowers covenant and agree that, during the term of this Agreement and until payment in full of all Obligations, Borrowers shall perform all of the following:

         5.1 Financial Statements and Other Reports. Borrowers will deliver to Lender the financial statements and other reports listed on the Reporting Addendum attached hereto on the dates and in the manner set forth in such Reporting Addendum.

         5.2 Appraisals. From time to time, upon the request of Lender, Borrowers will obtain and deliver to Lender, at Borrowers' expense, appraisal reports in form and substance and from appraisers satisfactory to Lender, stating the then current fair market and forced liquidation values of all or any portion of the Collateral; provided however, so long as no Default or Event of Default is continuing, Lender shall not request an appraisal as to any particular category of Collateral to be performed more than once every Loan Year at Borrowers' expense.

         5.3 Government Notices. Borrowers will deliver to Lender promptly after receipt copies of all notices, requests, subpoenas, inquiries or other writings received from any governmental agency concerning any Employee Benefit Plan, the violation or alleged violation of any Environmental Laws, the storage, use or disposal of any Hazardous Material, the violation or alleged violation of the Fair Labor Standards Act or Borrowers' payment or non-payment of any taxes including any tax audit.

         5.4 Maintenance of Properties. Borrowers will maintain or cause to be maintained in good repair, working order and condition all material properties used in the business of Borrowers and Subsidiaries and will make or cause to be made all appropriate repairs, renewals and replacements thereof.

         5.5 Compliance with Laws. Borrowers will, and will cause each Subsidiary to, comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority as now in effect and which may be imposed in the future in all jurisdictions in which Borrowers or any Subsidiaries are now doing business or may hereafter be doing business.

         5.6 Further Assurances. Borrowers shall, and shall cause each Subsidiary to, from time to time, execute such guaranties, financing or continuation statements, documents, security agreements, reports and other documents or deliver to Lender such instruments, certificates of title, mortgages, deeds of trust, or other documents as Lender at any time may reasonably request to evidence, perfect or otherwise implement the guaranties and security for repayment of the Obligations provided for in the Loan Documents.

         5.7 Use of Proceeds and Margin Security. Borrowers shall use the proceeds of all Loans for proper business purposes consistent with all applicable laws, statutes, rules and regulations. No portion of the proceeds of any Loan shall be used by Borrowers or any Subsidiaries for the purpose of purchasing or carrying margin stock within the meaning of Regulation G or Regulation U, or in any manner that might cause the borrowing or the application of such proceeds to violate Regulation T or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act.

                          SECTION 6. NEGATIVE COVENANTS

         Borrowers covenant and agree that, during the term of this Agreement and until payment in full of all Obligations, Borrowers shall not:

         6.1 Book Net Worth. Permit Borrowers' combined book net worth, at any time, to be less than $650,000.00.

         6.2 Capital Expenditure Limits. Except as provided in the Conditions Rider, make or incur any plant or fixed capital expenditure, or any commitment therefor, or purchase or lease any real or personal property or replacement equipment in excess of $300,000.00 per Borrower in the aggregate for any fiscal year.

         6.3  Compensation.   Pay  total   compensation,   including   salaries,
withdrawals, fees, bonuses, commissions, drawing accounts, management fees or other payments, whether directly or indirectly, in money or otherwise, during any fiscal year to all of either or both Borrowers' executives, officers, shareholders, affiliates, and directors (or any relatives of each of the foregoing) in an aggregate amount in excess of l 20% of those paid in the prior fiscal year.

         6.4 Indebtedness and Liabilities. Directly or indirectly create, incur, assume, guaranty, or otherwise become or remain directly or indirectly liable, on a fixed or contingent basis, with respect to any indebtedness outside of the ordinary course of Borrower's business as presently conducted, except for renewals or extension of existing indebtedness (previously disclosed to Lender); provided however, in no event shall Borrowers prepay any indebtedness owing to any third party, other than the Obligations pursuant to subsection 2.6(C).

          6.5  Transfers, Negative Pledges and Related Matters.

              (A) Transfers. Sell, lease, consign, assign or otherwise dispose of, or grant any option with respect to any of the assets of Borrowers, except that Borrowers may sell inventory in the ordinary course of business as presently conducted and Borrowers may, with Lender's prior written consent and in the ordinary course of business, sell or trade any item of Equipment so long as Borrower replaces such Equipment with Equipment of equal or greater value.

              (B) No Negative Pledges. Enter into or assume any agreement (other than the Loan Documents) prohibiting the creation or assumption of any lien, claim, security interest or encumbrance upon their properties or assets, whether now owned or hereafter acquired.

         6.6 Investments and Loans. Make or permit to exist investments in or loans to any other Person, except loans to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business in an aggregate outstanding amount not in excess of $ l 0,000.00 per Borrower at any time.

         6.7 Distributions. Make any distribution or declare or pay any dividends (in cash or in stock) on, or purchase, acquire, redeem or retire any of Borrowers' capital stock, of any class, whether now or hereafter outstanding; provided however, that one year from the date hereof, Borrowers may pay dividends of Excess Cash Flow after reserving a minimum of twelve loan payments of the Term Loan.

         6.8 Restriction on Fundamental Changes. (a) Enter into any transaction of merger or consolidation; (b) liquidate, wind-up, dissolve either Borrowers, or cease or suspend either Borrowers' businesses; (c) make any change in either Borrowers' financial structure or in any of its business operations; (d) acquire by purchase or otherwise all or any substantial part of the business or assets of, or stock or other beneficial ownership of, any Person; (e) establish, create or acquire any new Subsidiary; or (f) change Borrowers' fiscal year or change their tax entity designation under the IRC.

         6.9 Transactions with Affiliates. Directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale or exchange of property or the rendering of any service) with any Affiliate or with any officer, director or employee of any Loan Party, except for transactions in the ordinary course of either Borrower's business, as presently conducted, and upon fair and reasonable terms which are fully disclosed to Lender and which are no less favorable to Borrowers than they would obtain in a comparable arm's length transaction with an unaffiliated Person.

          6.10 Bank Accounts. Establish any new bank accounts, or amend or terminate any blocked account or lockbox agreement without Lender's prior written consent.

                    SECTION 7. DEFAULT, RIGHTS AND REMEDIES

         7.1 Events of Default. The occurrence or existence of any one or more of the following events (each, an "Event of Default"):

              (A) Payment. Failure to make payment of any of the Obligations when due or declared due; or

              (B) Failure to Perform. Failure of Borrowers or any Loan Party to perform or comply with any term, condition, provision, covenant or agreement contained in the Loan Documents; or

              (C) Default in Other Agreements. The existence of a default in any material agreement to which either Borrower is a party or by which either Borrower or either Borrower's property or assets are bound; or

              (D) Breach of Warranty. Any representation, warranty, certification, report or other statement made by any Loan Party in any Loan Document or in any statement, certificate or report at any time given by such Person in writing pursuant or in connection with any Loan Document is false in any material respect on the date made; or

              (E)  Change  in  Control.  Any  change,   direct  or  indirect  in
Borrowers' capital ownership in excess of 10%; or

              (F) Material Adverse Effect. Any event which creates a Material Adverse Effect; or

              (G) Involuntary Bankruptcy; Appointment of Receiver, etc. (l) A court enters a decree or order for relief with respect to any guarantor of the Obligations, Borrowers or any Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (2) a receiver, liquidator, sequestrator, trustee, custodian or other fiduciary having similar powers over any guarantor of the Obligations, Borrowers or any Subsidiaries, or over all or a substantial part of their respective property, is appointed; or

              (H) Voluntary Bankruptcy; Appointment of Receiver, etc. Borrowers or any Subsidiaries, or any guarantor of the Obligations, commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of their property; or makes any assignment for the benefit of creditors; or

              (I) Levy. Any lien, levy or assessment is filed or recorded with respect to or otherwise imposed upon all or any part of Borrowers' assets by the United States or any department or instrumentality thereof or by any state, county, municipality or other governmental agency; or

              (J) Judgment and Attachments. Any money judgment, writ or warrant of attachment, levy, or similar process is entered or filed against either or both Borrowers or any of their assets in an amount in any individual case in excess of $10,000 or an amount in the aggregate at any time in excess of $50,000; or

              (K) Dissolution; Injunction. Any order, judgment or decree is entered against either Borrower decreeing the dissolution or split up of such Borrower, or enjoining, restraining or in any way preventing such Borrower from conducting all or any material part of its business; or

              (L) Loss of Guarantor. Any guarantor of the Obligations dies or terminates its guaranty or gives notice of termination of its guaranty and a new guarantor acceptable to Lender, in Lender's sole discretion, is not substituted within thirty (30) days; or

              (M) Failure of Security. Lender does not have or ceases to have a valid and perfected first priority security interest in the Collateral, or any of the Loan Documents ceases to be in full force and effect or is declared to be null and void; or

              (N) Subordinated Debt Payments. Borrowers make any payment on account of indebtedness which has been subordinated to the Obligations, except to the extent such payment is allowed under any subordination agreement entered into with Lender.

         Notwithstanding anything contained in this Section 7 to the contrary, Lender shall refrain from exercising its rights and remedies and an Event of Default shall not be deemed to have occurred by reason of the occurrence of any of the events set forth in subsections 7.1 (G), 7. l (I), and 7.1(J) of this

Agreement if, within 30 days from the date thereof, the same is released, discharged, dismissed, bonded against or satisfied.

         7.2 Suspension of Loans. Upon the occurrence of any Default or Event of Default, notwithstanding any grace period or right to cure, Lender without notice or demand, may immediately cease making additional Loans or advances under this Agreement or any other agreement between Borrowers and Lender. The foregoing shall in no way affect, limit, or waive Lender's sole and absolute discretion to make advances under this Agreement.

         7.3 Acceleration. Upon the occurrence of any Event of Default described in the foregoing subsections 7.1(G) or 7.1(H), all Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Borrowers, and this Agreement shall thereupon terminate; provided however, such termination shall not affect Lender's rights and security interest in the Collateral or the Obligations. Upon the occurrence and during the continuance of any other Event of Default, Lender may, by written notice to either or both Borrowers, declare all or any portion of the Obligations to be, and the same shall forthwith become, immediately due and payable and Lender may terminate this Agreement; provided however, such termination shall not affect Lender's rights and security interest in the Collateral or the Obligations.

         7.4 Remedies. Upon the occurrence of an Event of Default, in addition to and not in limitation of any other rights or remedies available to Lender at law or in equity, Lender may exercise in respect of the Collateral, all the rights and remedies of a secured party on default under the UCC and may also (a) require Borrowers to, and Borrowers hereby agrees that they will, at their expense and upon request of Lender forthwith, assemble all or part of the Collateral as directed by Lender and make it available to Lender at a place to be designated by Lender; (b) require Borrowers to hold all returned Inventory in trust for Lender, segregate all returned Inventory from all other Inventory of Borrowers or in Borrowers' possession and conspicuously label said returned Inventory as Lender's property; (c) withdraw all cash in any blocked account and apply such monies in payment of the Obligations; and (d) without notice or demand or legal process, enter upon any premises of Borrowers and take possession of the Collateral. Borrowers agree that, to the extent notice of sale of the Collateral or any part thereof shall be required by law, ten days notice to Borrowers of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. At any sale of the Collateral (whether public or private), if permitted by law, Lender may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of the Collateral or any portion thereof for the account of Lender. Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Borrowers shall remain liable for any deficiency. Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, Borrowers hereby specifically waive all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter enacted. Lender shall not be required to proceed against any Collateral but may proceed against Borrowers and/or any Loan Party directly.

         7.5 Appointment of Attorney-in-Fact. Borrowers hereby constitute and appoint Lender as Borrowers' attorney-in-fact with full authority in the place and stead of Borrowers and in the name of either or both Borrowers, Lender or otherwise, from time to time in Lender's discretion to take any action and to execute any instrument that Lender may deem necessary or advisable to accomplish the purposes of this Agreement, including: (a) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (b) upon the occurrence of a Default or an Event of Default, to adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereunder or allow any credit or discount thereon; (c) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above; (d) to file any claims or take any action or institute any proceedings that Lender may deem necessary or desirable for the collection of or to preserve the value of any of the Collateral or otherwise to enforce the rights of Lender with respect to any of the Collateral; (e) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral; (f) to notify the postal authorities to change the address for delivery of Borrowers' mail to an address designated by Lender to receive and open all mail addressed to either Borrower and to retain all mail relating to the Collateral and forward all other mail to either Borrower; (g) to make, settle and adjust all claims and make all determinations and decisions with respect to Borrowers' insurance policies. The appointment of Lender as Borrowers' attorney-in-fact and Lender's rights and powers are coupled with an interest and are irrevocable until indefeasible payment in full and complete performance of all of the Obligations.

         7.6 Limitation on Duty of Lender with Respect to Collateral. Beyond the safe custody thereof, Lender shall have no duty with respect to any Collateral in its possession or control (or in the possession or control of any agent or bailee) or with respect to any income thereon or the preservation of rights against prior parties or any other rights pertaining thereto. Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Lender accords its own property. Lender shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee, broker or other agent or bailee selected by Borrowers or selected by Lender in good faith.

         7.7 License of Intellectual Property. Borrowers hereby assign, transfer and convey to Lender, effective upon the occurrence of any Event of Default hereunder, the non-exclusive right and license to use all Intellectual Property owned or used by Borrowers together with any goodwill associated therewith, all to the extent necessary to enable Lender to realize on the Collateral and any successor or assign to enjoy the benefits of the Collateral. This right and license shall inure to the benefit of all successors, assigns and transferees of Lender and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license is granted free of charge, without requirement that any monetary payment whatsoever be made to Borrowers by Lender.

         7.8 Waivers, Non-Exclusive Remedies. No failure on the part of Lender to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Agreement or the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise by Lender of any right under this Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights in this Agreement and the other Loan Documents are cumulative and shall in no way limit any other remedies provided by law.

         7.9 Demand; Protest. Borrowers waive demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, and notice of nonpayment at maturity, and agrees that Lender may compromise, settle or release without notice to Borrowers any accounts, documents, instruments, chattel paper and/or guaranties at any time held by Lender on which either or both Borrowers may in any way be liable. Borrowers agree to any extensions of time of payment or partial payment at, before or after termination of this Agreement.

          7.10 Marshaling; Payments Set Aside. Lender shall not be under any obligation to marshal any assets in favor of any Loan Party or any other party or against or in payment of any or all of the Obligations. To the extent that any Loan Party makes a payment or payments to Lender or Lender enforces its security interests or exercise its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all liens, security interests, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                             SECTION 8 MISCELLANEOUS

         8.1 Set Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, Lender, each assignee of Lender's interest, and each participant is hereby authorized by Borrowers at any time or from time to time, without notice to Borrowers or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of Borrowers or any Subsidiaries (regardless of whether such balances are then due to Borrowers or Subsidiaries) and any other property at any time held or owing by that Lender or assignee to or for the credit or for the account of Borrowers against and on account of any of the Obligations then outstanding; provided however, no participant shall exercise such right without the prior written consent of Lender.

         8.2 Expenses and Attorneys' Fees. Borrowers shall promptly pay all fees, costs and expenses incurred by Lender in connection with any matters contemplated by or arising out of this Agreement or the other Loan Documents including the following, and all such fees, costs and expenses shall be part of the Obligations, payable on demand and secured by the Collateral: (a) fees, costs and expenses (including attorneys' fees, allocated costs of internal counsel and fees of environmental consultants, accountants and other professionals retained by Lender) incurred in connection with (i)
the examination, review, due diligence investigation, documentation and closing of the financing arrangements evidenced by the Loan Documents, and (ii) the review, negotiation, preparation, documentation, execution and administration of the Loan Documents, the Loans, and any amendments, waivers, consents, forbearances and other modifications relating thereto or any subordination or intercreditor agreements; (b) fees, costs and expenses incurred in creating, perfecting and maintaining perfection of Lender's rights in and to the Collateral; (c) fees, costs and expenses incurred in connection with forwarding to Borrowers the proceeds of Loans including Lender's standard wire transfer fee; (d) fees, costs, expenses and bank charges, including bank charges for returned checks, incurred by Lender in establishing, maintaining and handling lock box accounts, blocked accounts or other accounts for collection of the Collateral; (e) fees, costs, expenses (including attorneys' fees and allocated costs of internal counsel) and costs of settlement incurred in collecting upon or enforcing rights against the Collateral or incurred in any action to enforce this Agreement or the other Loan Documents or to collect any payments due from Borrowers or any other Loan Party under this Agreement or any other Loan Document or incurred in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement, whether in the nature of a "workout" or in connection with any insolvency or bankruptcy proceedings or otherwise.

         8.3 Indemnity. In addition to the payment of expenses pursuant to subsection 8.2, Borrowers shall indemnify, pay and hold Lender and the officers, directors, employees, agents, consultants, auditors, persons engaged by Lender to evaluate or monitor the Collateral, affiliates and attorneys of Lender and such holders (collectively called the "Indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement or the other Loan Documents, the consummation of the transactions contemplated by this Agreement, the statements contained in the commitment letters, if any, delivered by Lender, Lender's agreement to make the Loans hereunder, the use or intended use of the proceeds of any of the Loans or the exercise of any right or remedy hereunder or under the other Loan Documents (the "Indemnified Liabilities"); provided however, Borrowers shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction.

         8.4 Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Agreement or of the other Loan Documents, or consent to any departure by Borrowers or any Loan Party therefrom, shall be effective unless the same shall be in writing and signed by Lender. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given.

         8.5 Notices. Unless otherwise specifically provided herein, all notices shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier service or United States mail and shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a Business Day before 4:00 p.m. Central time or, if not, on the next succeeding Business Day; (c) if delivered by overnight courier, two (2) days after delivery to such courier properly addressed; or (d) if by U.S. Mail, four (4) Business Days after depositing in the United States mail, with postage prepaid and properly addressed.

If to Borrower:            GREENMAN TECHNOLOGIES OF MINNESOTA, INC.

                                    12498 Wyoming Ave.
                                    Savage, Minnesota 55378
                                    Telephone No.: (612) 894-5280
                                    Telecopy No.: (612) 894-5061

                           GREENMAN TECHNOLOGIES OF GEORGIA, INC.

                                    138 Sherrel Ave.
                                    Jackson, GA 30233
                                    Telephone No.: (770) 775-6107
                                    Telecopy No.: (770) 775-4304

If to Lender:                       HELLER FINANCIAL, INC.

                                    Attn: Portfolio Manager,
                                    Heller Commercial Funding
                                    500 W. Monroe Street
                                    Chicago, Illinois 60661
                                    Telephone No.: (312) 441 -7000
                                    Telecopy No.: (312) 928-8761

or to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this subsection 8.5.

         8.6 Survival of Representations and Warranties and Certain Agreements. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the making of the Loans hereunder. Notwithstanding anything in this Agreement or implied by law to the Contrary, the agreements of Borrowers and Lender set forth in subsections 8.2. 8.3 8.11,
8.14 and 8.15 (including, without limitation, Borrowers' agreement to pay fees, agreement to indemnify Lender, agreement as to choice of law and jurisdiction and Borrowers' and Lender's waiver of a jury trial) shall survive the payment of the Loans and the termination of this Agreement.

         8.7 Indulgence Not Waiver. No failure or delay on the part of Lender in the exercise of any power, right or privilege shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

         8.8 Entire Agreement. This Agreement and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof, and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto.

         8.9 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

         8.10 Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

          8.11 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

          8.12 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrowers may not assign their rights or obligations hereunder without the prior written consent of Lender. Lender may assign its rights and delegate its obligations under this Agreement and further may assign, or sell participations in, all or any part of the Loans, or any other interest herein to an affiliate or to another Person. Lender shall be relieved of its obligations hereunder with respect to the assigned portion thereof. Borrowers hereby acknowledge and agree that any assignment will give rise to a direct obligation of Borrowers to the assignee and that the assignee shall be considered to be a "Lender". Lender may furnish any information concerning Borrowers and Subsidiaries in its possession from time to time to assignees and participants (including prospective assignees and participants).

          8.13 No Fiduciary Relationship; Limitation of Liabilities.

               (A) No provision in this Agreement or in any of the other Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty by Lender to Borrowers.

               (B)  Neither  Lender,  nor any  affiliate,  officer,  director, shareholder, employee, attorney, or agent of Lender shall have any liability with respect to, and Borrowers hereby waive, release, and agree not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by Borrowers in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Borrowers hereby waive, release, and agree not to sue Lender or any of Lender's affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the transactions contemplated hereby.

         8.14 CONSENT TO JURISDICTION AND WAIVER OF PERSONAL SERVICE. BORROWERS HEREBY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT, SUBJECT TO LENDER'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. BORROWERS EXPRESSLY SUBMIT AND CONSENT TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. BORROWERS HEREBY WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON BORROWER BY CERTIFIED OR REGISTERED MAIL, RETURN
RECEIPT REQUESTED, ADDRESSED TO BORROWER, AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

          8.15 WAIVER OF JURY TRIAL. BORROWERS AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. BORROWERS AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWERS AND LENDER FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH THEIR LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES THEIR JURY TRIAL RIGHTS.

         8.16 Construction. Borrowers and Lender each acknowledge that they has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with their legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by Borrower and Lender.

          8.17 Counterparts; Effectiveness. This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto. Delivery of an executed counterpart of a signature page to this Agreement, any amendments, waivers, consents or supplements, or to any other Loan Document by telecopier shall be as effective as delivery of a manually executed counterpart thereof.

          8.18 Confidentiality. Lender shall hold all nonpublic information obtained pursuant to the requirements hereof and identified as such by Borrowers in accordance with such its customary procedures for handling confidential information of this nature and in accordance with safe and sound business practices and in any event may make disclosure to such of its respective affiliates, officers, directors, employees, agents and representatives as need to know such information in connection with the Loans. If Lender or any of its affiliates is otherwise a creditor of Borrowers, Lender or such affiliate may use the information in connection with its other credits. Lender may also make disclosure reasonably required by a bona fide offeree or assignee (or participation), or as required or requested by any Governmental Authority or representative thereof, or pursuant to legal process, or to its accountants, lawyers and other advisors, and shall require any such offeree or assignee (or participant) to agree (and require any of its offerees, assignees or participants to agree) to comply with this subsection 8.18. In no event shall Lender be obligated or required to return any materials furnished by Borrowers.


         Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

HELLER FINANCIAL, INC.                      GREENMAN TECHNOLOGIES OF
                                            MINNESOTA, INC.



By:  /s/ Michael L. DuBois                  By:  /s/ Robert H. Davis
Name:  Michael L. DuBois                    Name:  Robert H. Davis
Title: Vice President                       Title: Executive Vice President
                                            FEIN: 47-18779940


                                             GREENMAN TECHNOLOGIES OF
                                             GEORGIA, INC.


                                             By:   /s/ Robert H. Davis
                                             Name:  Robert H. Davis
                                             Title: Executive Vice President
                                             FEIN:  58-224483

                                CONDITIONS RIDER



         This Conditions Rider is attached to and made a part of that certain Loan and Security Agreement dated as of January 29, 1998 and entered into among Greenman Technologies of Minnesota, Inc., Greenman Technologies of Georgia, Inc. and Heller Financial, Inc.

         (A) Closing Deliveries. Lender shall have received, in form and substance satisfactory to Lender, all documents, instruments and information and all other agreements, notes, certificates, orders, authorizations, financing statements, mortgages and other documents which Lender may at any time request, including, but not limited to guarantees of Greenman Technologies, Inc., Maurice Needham, Robert Davis and Joseph Levangie, a release of liens from Browning Ferris Industries, and other agreements or documents referenced in this Rider.

         (B) Security Interests. Lender shall have received satisfactory evidence that all security interests and liens granted to Lender pursuant to this Agreement or the other Loan Documents have been duly perfected and constitute first priority liens on the Collateral, and that all security interests, liens and other claims of Browning Ferris Industries have been released or subordinated to Lender's satisfaction.

         (C) Closing Date Availability. After giving effect to the consummation of the transactions contemplated hereunder on the closing date and the payment by Borrower of all costs, fees and expenses relating thereto, the Maximum Revolving Loan Amount on the closing date shall exceed the requests for Revolving Advances on such date by at least $170,000.00.

         (D) Representations and Warranties. The representations and warranties contained in this Conditions Rider and in the Loan Documents shall be true, correct and complete in all material respects on and as of each funding date of the Loans to the same extent as though made on and as of that date, except for any representation or warranty limited by its terms to a specific date and taking into account any disclosures made by Borrowers to Lender after the closing date and approved by Lender.

         (E) Fees. On the closing date or any funding date of a Revolving Advance, Borrowers shall have paid to Lender all fees due on or prior to such dates.

         (F) No Default. No event shall have occurred and be continuing or would result from the consummation of the requested borrowing that would constitute an Event of Default or a Default.

         (G) Performance of Agreements. Each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which any Loan Document provides shall be performed by it on or before that funding date of any Loan.

         (H) No Prohibition. No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain Lender from making any Loans.

         (I) No Litigation. There shall not be pending or, to the knowledge of Borrowers, threatened, any action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration by, against or affecting any Loan Party or any of its Subsidiaries or any property of any Loan Party or any of its Subsidiaries that has not been disclosed to Lender by Borrowers in writing, and there shall have occurred no development in any such action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration that, in the opinion of Lender, would reasonably be expected to have a Material Adverse Effect.

         (J) Accounting Controls. Borrowers shall implement accounting controls as are required by Lender, including, but not limited to (1) providing for Lender's CAMG unit to account, process and collect Borrowers' Accounts during the term of this Agreement, for which service Borrowers shall pay to Lender one-half of one percent (0.5%) of the total volume of Borrowers' Accounts processed, and (2) acquiring, implementing and/or hiring such accounting programs, systems and personnel as Lender deems effective, reliable and competent.

         (K) Capital Contribution to Borrowers. Borrowers' parent company and/or officers of such company shall have contributed a minimum of $1,000,000 to Borrowers, which contribution shall take the form of an equity contribution or a loan subordinated to the claims of Borrowers' creditors, including the claims of Lender, but excluding only claims of Borrowers' Affiliates.

         (L) Capital Contribution to Borrowers' Parent Company. A minimum of $1,000,000 shall have been contributed to Borrowers' parent company, which contribution shall take the form of an equity contribution or a loan subordinated to the claims of such company's creditors, including the claims of Lender, but excluding claims of its Affiliates. This contribution must be made in addition to the capital contribution required under subsection (K) of this Rider. Such contribution may not be withdrawn from such company during the term of this Agreement without Lender's written consent. Such contribution shall only be used to fund the ordinary business operations of such company, and may not be used to any extraordinary expenditures (e.g. funding of a merger, acquisition, winding down or insolvency proceeding) without Lender's written consent.

         (M) Real Property Term Loan. The Real Property Term Loan  referenced in
Section 2.2 of the Agreement is further conditioned upon (1) the receipt by Lender of first priority mortgage liens on the Real Property insured by a title insurance company acceptable to Lender with such coverages as are Lender requires and subject only to such exceptions as Lender accepts, and (2) phase II environmental studies for the Real Property which report results that are acceptable to Lender or an environmental indemnity from and an escrow with Browning-Ferris Industries and Borrowers, in form and substance satisfactory to Lender.

         (N) Equipment  Term Loan.  The Equipment  Term Loan referred in Section
2.2 of the Agreement is further conditioned upon a satisfactory inspection report of Lender's auditors.

                               REPORTING ADDENDUM

         This Reporting Addendum is attached and made a part of that certain Loan and Security Agreement, dated as of January 29, 1998 and entered into among Greenman Technologies of Minnesota, Inc., Greenman Technologies of Georgia, Inc. and Heller Financial, Inc.

         (A) Collateral Reports. Borrowers shall execute and deliver to Lender, no later than the 15th day of each month, or more frequently if requested by Lender, a detailed aging of the Accounts, a reconciliation statement and a summary aging, by vendor, of all accounts payable and any book overdraft. Borrowers shall deliver to Lender not less than twice per week, or more frequently if requested by Lender, collection reports, sales journals and invoices. Borrowers shall also deliver to Lender at Lender's request, original delivery receipts, account debtors' purchase orders, shipping instructions, bills of lading and other documentation respecting shipment arrangements. Absent such a request by Lender, copies of all such documentation shall be held by Borrowers as custodians for Lender.

         (B) Returns. Returns and allowances, if any, as between Borrowers and any of either of their account debtors, shall be permitted by Borrowers on the same basis and in accordance with the usual customary practices of Borrowers as they exist at the time of the execution and delivery of this Agreement. If at any time prior to the occurrence of an Event of Default any account debtor returns any inventory to either Borrower, such Borrower shall promptly determine the reason for such return and, if such Borrower accepts such return, issue a credit memorandum (with a copy to be sent to Lender) in the appropriate amount to such account debtor. Borrowers shall promptly notify Lender of all returns and recoveries and of all disputes and claims.

         (C) Financial Statements, Reports Certificates. Borrowers agree to deliver to Lender: (a) as soon as available, but in any event within 90 days after the end of each month during each of Borrowers' fiscal years, a company prepared balance sheet and profit and loss statement covering Borrowers' operations during such period; and (b) as soon as available, but in any event within 90 days after the end of each of Borrowers' fiscal years, financial statements of both Borrower for each such fiscal period, reviewed by independent certified public accountants acceptable to Lender. Such financial statements shall include a balance sheet and profit and loss statement and the accountants' letter to management. Together with the above, Borrowers shall also deliver Borrowers' Form 10-Qs, 10-Ks or 8-Ks, if any, as soon as the same become available, and any other report reasonably requested by Lender relating to the Collateral and the financial condition of Borrowers and a certificate signed by the chief financial officer of each Borrower to the effect that all reports, statements or computer prepared information of any kind or nature delivered or caused to be delivered to Lender fairly present the financial condition of Borrowers and that there exists on the date of delivery of such certificate to Lender no condition or event which constitutes an Event of Default.

         (D) Tax Returns. Receipts. Borrowers agree to deliver to Lender copies of each of Borrowers' future federal income tax returns, and any amendments thereto, within 90 days of the filing thereof with the Internal Revenue Service. Borrowers further agree to promptly deliver to Lender, upon request, satisfactory evidence of Borrowers' payment of all federal withholding taxes required to be paid by Borrowers.

         (E) Guarantor Reports. Borrowers agree to cause any guarantor of any of the Obligations to deliver its annual financial statements, Form 10-Qs, 10-Ks or 8-Ks, if any, and copies of all federal income tax returns as soon as the same are available and in any event no later than 90 days after the same are required to be filed by law.

         (F) Borrowing Base Certificates. Registers and Journals. On each Business Day upon which Borrowers request a Revolving Advance, but in no event less than twice during any week, Borrowers shall deliver to Lender for such Business Day: (1) a Borrowing Base Certificate in the form prescribed by Lender;
(2) an invoice register or sales journal describing all sales of Borrowers, in form and substance satisfactory to Lender, and, if Lender so requests, copies of invoices evidencing such sales and proofs of delivery relating thereto; (3) a cash receipts journal; (4) a credit memo journal; and (5) an adjustment journal, setting forth all adjustments to Borrowers' accounts receivable.

         (G) Appraisals. Appraisals as set forth in subsection 5.2.

         (H) Projections. As soon as available and in any event no later than the last day of Borrowers' fiscal year, Borrower will deliver consolidated and consolidating projections of Borrowers and Subsidiaries for the forthcoming fiscal year, month by month.

         (I) Other Information. With reasonable promptness, Borrowers will deliver such other information and data as Lender may reasonably request from time to time.